     As Filed With Securities and Exchange Commission on December 31, 1996

                                                       Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           --------------------------

                        PHOENIX DUFF & PHELPS CORPORATION
             (Exact name of registrant as specified in its charter)

              Delaware                      95-4191764
     (State or other jurisdiction of      (I.R.S. Employer
     incorporation or organization)       Identification No.)

                               56 Prospect Street
                           Hartford, Connecticut 06115
                    (Address of Principal Executive Offices)

                   PHOENIX HOME LIFE MUTUAL INSURANCE COMPANY
                           SAVINGS AND INVESTMENT PLAN
                            (Full title of the plan)

                            ------------------------

                               Francis E. Jeffries
                              Chairman of the Board
                              55 East Monroe Street
                             Chicago, Illinois 60603
                     (Name and address of agent for service)

                                 (312) 263-2610
          (Telephone number, including area code, of agent for service)

                           ---------------------------

                                    copy to:

                           Kurt W. Florian, Jr., Esq.
                              Lord, Bissell & Brook
                            115 South LaSalle Street
                            Chicago, Illinois   60603

     Pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

                                     PART II

           INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents filed by Phoenix Duff & Phelps Corporation (the "Company" or "Registrant") and Phoenix Home Life Mutual Insurance Company Savings and Investment Plan (the "Plan") with the Securities and Exchange Commission are incorporated herein by reference:

     1.   The Company's latest Annual Report on Form 10-K.

     2. All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the Company's latest Annual Report on Form 10-K.

     3.   The Plan's latest Annual Report.

     4. The description of the Company's capital stock contained in the Company's Registration Statement on Form 8-A, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Company and the Plan pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the effective date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.


Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Under Delaware Law, a corporation may indemnify any person who was or is a party or is threatened to be made a party to an action (other than an action by or in the right of the corporation) by reason of his service as a director or officer of the corporation, or his service, at the corporation's request, as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees) that are actually and reasonably incurred by him ("Expenses"), and judgments, fines and amounts paid in settlement that are actually and reasonably incurred by him, in connection with the defense or settlement of such action, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. Although

Delaware Law permits a corporation to indemnify any person referred to above against Expenses in connection with the defense or settlement of an action by or in the right of the corporation, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, if such person has been judged liable to the corporation, indemnification is only permitted to the extent that the Court of Chancery (or the court in which the action was brought) determines that, despite the adjudication of liability, such person is entitled to indemnity for such Expenses as the court deems proper. Delaware Law also provides for mandatory indemnification of any director, officer, employee or agent against Expenses to the extent such person has been successful in any proceeding covered by the statute. In addition, Delaware Law provides the general authorization of advancement of a director's or officer's litigation expenses in lieu of requiring the authorization of such advancement by the board of directors in specific cases, and that indemnification and advancement of expenses provided by the statute shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement or otherwise.

     The By-Laws of the Registrant provide for the broad indemnification of the directors and officers of the Registrant and for advancement of litigation expenses to the fullest extent permitted by current Delaware Law. The Registrant has also entered into indemnification agreements with its directors and certain of its officers providing for the broad indemnification of the directors and officers of the Registrant and for advancement of litigation expenses to the fullest extent permitted by current Delaware Law.

     The Restated Certificate of Incorporation of the Registrant eliminates the personal liability of a director to the Registrant or its stockholders under certain circumstances, for monetary damages for breach of fiduciary duty as a director.


Item 8.  EXHIBITS

4(a)          Restated Certificate of Incorporation of the Registrant, as
              amended (incorporated herein by reference to Exhibit 3(a) to the
              Registrant's Current Report on Form 8-K dated November 15, 1995).
4(b)          By-Laws of the Registrant (incorporated herein by reference to
              Exhibit 3(b) to the Registrant's Current Report on Form 8-K dated
              November 15, 1995).
4(c)          Form of Common Stock certificate (incorporated herein by
              reference to Exhibit 4(a) to the Registrant's Registration
              Statement on Form S-1 (Registration No. 33-45140)).
5(a)          Opinion of Lord, Bissell & Brook as to the legality of the securities offered by the registration statement.
5(b)          Internal Revenue Service determination letter.
23(a)         Consent of Price Waterhouse LLP.
23(b)         Consent of Lord, Bissell & Brook (included in exhibit 5(a)).

Item 9.  UNDERTAKINGS

              The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                      Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions described in Item 6 above, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hartford and State of Connecticut on December 30, 1996.

                            PHOENIX DUFF & PHELPS CORPORATION

                            By  /s/ Philip R. McLoughlin
                                -----------------------------------------
                                Philip R. McLoughlin
                                Vice Chairman and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on December 30, 1996 by the following persons in the capacities indicated.

        SIGNATURE                                      TITLE
        ---------                                      -----

 /s/ Francis E. Jeffries                  Chairman of the Board
------------------------------            and Director
Francis E. Jeffries

 /s/ Philip R. McLoughlin                 Vice Chairman, Chief Executive
------------------------------            Officer and Director
Philip R. McLoughlin

 /s/ Calvin J. Pedersen                   President and Director
------------------------------
Calvin J. Pedersen

 /s/ William R. Moyer                     Senior Vice President and
------------------------------            Chief Financial Officer
William R. Moyer

                                          Director
------------------------------
Wayne C. Stevens

 /s/ Michael E. Haylon                    Director
------------------------------
Michael E. Haylon

 /s/ Robert W. Fiondella                  Director
------------------------------
Robert W. Fiondella

 /s/ Richard H. Booth                     Director
------------------------------
Richard H. Booth

                                          Director
------------------------------
Edward P. Lyons

 /s/ Marilyn E. LaMarche                  Director
------------------------------
Marilyn E. LaMarche

                                          Director
------------------------------
James M. Oates

                                          Director
------------------------------
Ferdinand Verdonk

 /s/ John T. Anderson                     Director
------------------------------
John T. Anderson

                                          Director
------------------------------
Glen D. Churchill

                                          Director
------------------------------
Donna F. Tuttle

                                          Director
------------------------------
David A. Williams

     Pursuant to the requirements of the Securities Act of 1933, the Administrator of the Phoenix Home Life Mutual Insurance Company Savings and Investment Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hartford and State of Connecticut on the 30th day of December, 1996.

                               PHOENIX HOME LIFE MUTUAL INSURANCE
                               COMPANY SAVINGS AND INVESTMENT PLAN


                               By:    /s/ Ann L. Cowen
                                    -------------------------------
                                      Ann L. Cowen
                                      Plan Administrator

                                INDEX TO EXHIBITS
                                -----------------

Exhibit No.    Description
-----------    ------------

 4(a)          Restated Certificate of Incorporation of the Registrant, as
               amended (incorporated herein by reference to Exhibit 3(a) to the
               Registrant's Current Report on Form 8-K dated November 15, 1995).
 4(b)          By-Laws of the Registrant (incorporated herein by reference to
               Exhibit 3(b) to the Registrant's Current Report on Form 8-K dated
               November 15, 1995).
 4(c)          Form of Common Stock certificate (incorporated herein by
               reference to Exhibit 4(a) to the Registrant's Registration
               Statement on Form S-1 (Registration No. 33-45140)).
 5(a)          Opinion of Lord, Bissell & Brook as to the legality of the securities offered by the registration statement.
 5(b)          Internal Revenue Service determination letter.
23(a)          Consent of Price Waterhouse LLP.
23(b)          Consent of Lord, Bissell & Brook (included in exhibit 5(a)).